Exhibit 23(d)

                     CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


       As independent public accountants, we hereby consent to the incorporation by reference in this Form S-3 registration statement of our reports dated February 4, 2000, included (or incorporated by reference) in United Air Lines, Inc. Form 10-K for the year ended December 31, 1999, and to all references to our firm included in this registration statement.


ARTHUR ANDERSEN LLP
October 23, 2000